Form C

Cover Page

Name of issuer:

Dun Rite Games, Inc

Legal status of issuer:

Form: Corporation

Jurisdiction of Incorporation/Organization: DE

Date of organization: 9/18/2017

Physical address of issuer:

P.O.Box 2687
Mountain View AR 72560

Website of issuer:

http://http://dunritegames.gg

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Amount of compensation to be paid to the intermediary, whether as a dollar amount or a percentage of the offering amount, or a good faith estimate if the exact amount is not available at the time of the filing, for conducting the offering, including the amount of referral and any other fees associated with the offering:

5.0% of the offering amount upon a successful fundraise, and be entitled to reimbursement for out-of-pocket third party expenses it pays or incurs on behalf of the Issuer in connection with the offering.

Any other direct or indirect interest in the issuer held by the intermediary, or any arrangement for the intermediary to acquire such an interest:

Securities equal to 2.0% of the securities sold will be issued to the intermediary upon a successful fundraise.

Type of security offered:

- ☐ Common Stock
- ☐ Preferred Stock
- ☐ Debt
- ☑ Other

If Other, describe the security offered:

Convertible Note

Target number of securities to be offered:

100,000

Price:

$1.00000

Method for determining price:

Pro-rated portion of the total principal value of $100,000; interests will be sold in increments of $1; each investment is convertible to one share of stock as described under Item 13.

Target offering amount:

$100,000.00

Oversubscriptions accepted:

☑ Yes
☐ No

If yes, disclose how oversubscriptions will be allocated:

☐ Pro-rata basis
☐ First-come, first-served basis
☑ Other

If other, describe how oversubscriptions will be allocated:

As determined by the issuer

Maximum offering amount (if different from target offering amount):

$600,000.00

Deadline to reach the target offering amount:

2/8/2019

NOTE: If the sum of the investment commitments does not equal or exceed the target offering amount at the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

Current number of employees:

18

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$9,374.00	$0.00
Cash & Cash Equivalents:	$0.00	$0.00
Accounts Receivable:	$0.00	$0.00
Short-term Debt:	$7,874.00	$0.00
Long-term Debt:	$0.00	$0.00
Revenues/Sales:	$0.00	$0.00
Cost of Goods Sold:	$0.00	$0.00
Taxes Paid:	$0.00	$0.00
Net Income:	$0.00	$0.00

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

Dun Rite Games, Inc

COMPANY ELIGIBILITY

2. ☑ Check this box to certify that all of the following statements are true for the issuer.

- Organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia.
- Not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
- Not an investment company registered or required to be registered under the Investment Company Act of 1940.
- Not ineligible to rely on this exemption under Section 4(a)(6) of the Securities Act as a result of a disqualification specified in Rule 503(a) of Regulation Crowdfunding.
- Has filed with the Commission and provided to investors, to the extent required, the ongoing annual reports required by Regulation Crowdfunding during the two years immediately preceding the filing of this offering statement (or for such shorter period that the issuer was required to file such reports).
- Not a development stage company that (a) has no specific business plan or (b) has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding?

☐ Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director
Ricardo Velez Osuna	General Manager	Entrepreneur	2017
Jacob Dobbins	Strategy	Entrepreneur	2017

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
Ricardo Velez Osuna	Founder & C0-CEO	2017
Jacob Dobbins	Founder & Co-CEO	2017

For three years of business experience, refer to Appendix D: Director & Officer Work History.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering
Jacob Dobbins	750.0 Common Stock	50.0
Ricardo Velez Osuna	750.0 Common Stock	50.0

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

RISK FACTORS

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

Limited Operating History

The Company is in the development and deployment stage, with limited operating history. It has limited revenues to date. There is no assurance that the Company will be able to record profits in the future. The Company is also faced with risks inherent in operating a new business. The risks inherent in operating a new business such as the Company's include: (i) difficulties and delays often encountered in developing, producing and commercializing new, complex technologies; (ii) developing the markets for the Company's products and technologies; (iii) transitioning the Company's development efforts to commercialization; and (iv) attracting and retaining qualified management, sales and/or marketing and technical staff.

Our future success depends on the efforts of a small management team. The loss of services of the members of the management team may have an adverse effect on the company. There can be no assurance that we will be successful in attracting and retaining other personnel we require to successfully grow our business.

Losses

As the Company continues to generate revenue, it will continue to experience significant operating losses as it expands its network, engages in additional development efforts, and grows its marketing and sales force in an effort to commercialize its products. The Company expects losses until such time, if ever, that its revenues from the sale of its products and services cover its expenses. Achieving and maintaining long-term profitability depends on successfully commercializing its products and technologies. The Company cannot assure you that it will be able to achieve any of the foregoing or that it will be profitable even if it successfully commercializes its products.

Need for Additional Financing

The Company is seeking up to $1,500,000 to fund product development, marketing and operations. Capital requirements associated with product development, marketing and operations have been and will continue to be substantial. The Company may need to raise additional funds in the future in order to fund operations, pursue sales growth opportunities, develop new products or services, respond to competitive pressures, or acquire other businesses. The Company may not be able to obtain additional financing when needed, or that, if available, such financing may not be available on acceptable terms. If additional financing is needed the interests of the holders of Unsecured Convertible Promissory Notes (the "*Notes*") could be substantially diluted. If adequate funds are either not available or not available on acceptable terms, the Company will be unable to accomplish its objectives. Any inability to do so would have a negative effect on its business, revenues, financial condition and results of operations. If additional funds are raised through the issuance of equity or convertible debt securities, the potential equity ownership of the holders of the Notes will be diluted. Moreover, these securities may have powers, preferences and rights that are senior to those of the rights of the holders of the Notes.

Capital Expenditures

The Company will incur significant capital expenditures if it decides to build or operate a physical location that would require the purchase or rental of office space and computers as well as payments for internet access as opposed to using cloud-based database and web server solutions.

Market Experience

The Company has limited experience in the markets for any products that it may develop. While initial response has been positive, there is no assurance that there will be a long-term market adoption of any product that the Company may develop. The Company has made assumptions regarding the market size for its market and products, and some of these assumptions are based in part on information received from third parties. If these assumptions prove to be incorrect, the Company may not be able to achieve profitability and its business would be materially adversely affected.

Failure to Successfully Manage Releases or New Solution Integration

The Company intends on deploying new releases of our software on a regular basis. Due to the condensed development cycles under which we will likely need to operate, we may experience errors in our software, corruption or loss of our data or unexpected performance issues from time to time. For example, our solutions may face interoperability difficulties with software operating systems or programs being used by our customers. Similarly, new releases, upgrades, fixes may have unanticipated consequences on the operation and performance of our product. If we encounter integration challenges or discover errors in our solutions late in our development cycle, it may cause us to delay our launch dates. Any major integration issues or launch delays could have a material adverse effect on our revenues, operating income and reputation.

Development and Third Party Access

The Company's ability to generate revenue will be affected by the amount of time it takes to engineer, design, build and operate its software and applications. Although management has a development schedule, there are multiple third-party vendors and service providers that must continue to provide the Company access to its application programming interfaces and operating systems. Should third-party vendors and service providers not perform as expected or deliver their work as planned, the Company may not be able to release its products and product updates in a timely manner.

Product Risk

Although the Company believes that its initial product is ready for large scale deployment, the internet and web services industry is fast-moving with large incumbents and new entrants attempting to provide internet solutions. The Company is focused on the gaming space. Market acceptance of this approach is not proven and even if the approach is accepted, the Company will be adversely affected if it is unable to quickly adapt to new market trends.

Ability to Build and Maintain Applications within Certain Mobile Operating Systems

The primary benefits of the Company's initial product are dependent upon its ability to be accessed within a native mobile application on both Apple's iOS platform and Google's Android platform. There are no guarantees that Apple, Google or any other emerging mobile operating system will accept the any of the Company's current or future mobile application integrations. If any of the dominant mobile operating systems reject one of the Company's mobile application integrations, such an event may have a material adverse effect on the Company's business and financial condition.

Competition

The gaming space is crowded and the Company expects competition to intensify. The Company's current and potential competitors range from large and established companies to emerging start-ups. Competition in the industry depends upon a number of factors, including price, product offerings, and new business models. Certain competitors have greater market presence, engineering depth and marketing capabilities, and financial, technological and personnel resources than those available to the Company. As a result, they may be able to develop and expand their client base more quickly, adapt more swiftly to new or emerging technologies and changes in user requirements, take advantage of acquisition and other opportunities more readily, provide better pricing and devote greater resources to the marketing and sale of their products and services than the Company.

Technical Problems Related to the Development of our Product

The software, internal applications and systems underlying our services are inherently complex and may contain material defects or errors, particularly when first introduced or when new versions or enhancements are released. Our development and testing may not be sufficient to ensure that we will not encounter technical problems when we attempt to develop our software, internal applications and systems. Any errors or defects that cause performance problems or service interruptions could harm our reputation and brand, result in significant costs to us, subject us to unanticipated litigation costs, and impair our ability to sell our solutions.

Scalability

The Company expects to attract users of its mobile solutions at a very high pace. The Company's future growth and success will depend in part on its ability to grow its databases, servers, operations and marketing programs, and to retain a technological or consumer preference advantage over competitors' products and services in various markets and geographies. Inability to scale our services in a timely manner could negatively impact our operations.

Intellectual Property Risk

Part of the Company's success will depend on its ability to protect its proprietary rights in the technologies used in its products. If the Company is unable to protect its proprietary rights adequately, its competitors could use the intellectual property the Company has developed to enhance their own products and services, which could harm our business. The Company intends on relying on a combination of copyright, service mark, trademark, trade secret laws and potentially patents, as well as confidentiality procedures, to establish and protect our proprietary rights, all of which provide only limited protection. The steps our Company takes, however, may not prevent unauthorized use or the reverse engineering of the Company's technology. Unauthorized parties may attempt to copy or otherwise obtain and use the technologies underlying our products and business processes. Monitoring unauthorized use of the Company's technologies is difficult, and if the Company is unable to protect its proprietary rights, the Company may find itself at a competitive disadvantage to others who have not incurred the substantial expense, time and effort required to create similar innovative products. Additionally, if the Company markets its services internationally in the future, effective trademark, service mark, copyright and trade secret protection may not be available or as robust in every country in which our services are made available. As a result, the Company may not be able to effectively prevent competitors outside the United States from infringing or otherwise misappropriating our intellectual property rights, which could reduce the Company's competitive advantage and ability to compete or otherwise harm the Company's business.

Third-Party Proprietary Technology

There has been substantial litigation in internet-related industries regarding intellectual property rights and, from time to time, third parties may claim infringement by the Company of their intellectual property rights. If the Company were found to be infringing on the intellectual property rights of any third party, it could be subject to liabilities for such infringement, which could be material. In addition, any such claims could distract management from conducting the Company's business.

Third Party's Trademark and Copyrights

There has been substantial litigation in internet-related industries regarding trademark and copyrights and, from time to time, third parties may claim infringement by the Company of their trademarks and copyrights. If the Company were found to be infringing on the intellectual property rights of any third party, it could be subject to liabilities for such infringement, which could have a material adverse impact on our profitability. In addition, any such claims could distract management from conducting the Company's business.

Reliance on Company Materials

All business plans, presentations and business summaries (oral and written) contain forward-looking statements, management opinions and very speculative projections. Actual results may vary significantly. The financial projections provided to potential investors are based on generalized assumptions relating to, among other things, acceptance of the Company's products and the timing of the introduction of products. Prospective investors are urged to consider carefully the assumptions that are underlying the projections. The assumptions underlying the projections may not be reasonable and the actual results achieved during the projected periods will inevitably vary from the projections. The variations may be material and adverse. No representation or warranty is made concerning whether the projected results will be realized.

Dependence on Management and Key Personnel

The Company is dependent on the talent and resources of its key managers and employees, specifically Ricardo Velez and Jake Dobbins. Additionally, the Company depends in large part on its ability to hire, train and retain qualified employees. Any inability to hire, train and retain a sufficient number of qualified employees could hinder the growth of its business. Skilled personnel familiar with the highly-technical nature of the Company's products are in short supply, competition for their services is intense, and the industry turnover rate for them is high. Consequently, the Company may have difficulty hiring the desired numbers of qualified employees or independent contractors to meet its information technology requirements, which could decrease the efficiency or quality of our operations and negative impact our revenues.

Growth Management

To manage its proposed growth effectively, the Company will have to develop and implement operational, financial and other internal control systems, as well as business development capabilities. Its growth is expected to continue to place a significant demand on sales, marketing, customer care, managerial, operational, financial and other resources. The Company's current information systems, procedures and controls may not be able to continue to support its operations and may hinder its ability to serve as an effective provider of products and services. If it cannot manage growth effectively, the quality of services may not meet users' expectations, which would have a negative effect on its business, revenues, financial condition and results of operations.

Inability to Attract Customers

The Company's revenue growth is dependent on our ability to continually attract new customers while retaining and expanding our service offerings to existing customers. Growth in the demand for our solutions may be inhibited and we may be unable to sustain growth in our customer base for a number of reasons, including, but not limited to: our inability to market our solutions in a cost-effective manner to new customers or in new vertical or geographic markets; our inability to expand our sales to existing customers; our failure to develop new or additional solutions: our inability to build and promote our brand; and perceived security, integrity, reliability, quality or compatibility problems with our solutions.

Privacy Concerns

The solutions we provide will involve the collection, storage and transmission of confidential personal and proprietary information regarding our clients and our clients' current and prospective customers. Specifically, we collect, store and transmit a variety of data including, but not limited to, end customer loyalty and billing information. Additionally, we collect and transmit sensitive financial data such as payment information. The Company will strive to comply with all applicable data protection laws and regulations, as well as its own posted privacy policies. However, there can be no certainty that the measures we take to protect the privacy and integrity of our customers' data will be adequate to prevent or remedy unauthorized access to our system. Because techniques used to obtain unauthorized access to—or to sabotage—systems change frequently and generally are not recognized until launched against a target, we may be unable to anticipate these techniques or to implement adequate preventive measures. Experienced computer programmers seeking to intrude or cause harm, or hackers, may attempt to penetrate our service infrastructure from time to time. If our data security or data integrity measures are breached as a result of third-party actions or fail due to any employees' or contractors' errors or malfeasance or otherwise, and someone obtains unauthorized access to our customers' data or this data is otherwise compromised, we could incur significant liabilities, including proceedings or actions against the Company and/or fines and sanctions by processing networks or governmental bodies. In addition, any failure or perceived failure to protect our customers' data could lead our solutions to be perceived as not being secure cause us to lose users and customers, which could potentially have an adverse effect on the Company's business and reputation. In addition to purposeful breaches, the inadvertent transmission of computer viruses could expose us to security risks. If an actual or perceived breach of our security occurs or if our customers and potential customers perceive vulnerabilities, the market perception of the effectiveness of our security measures could be harmed and we could lose sales and customers. As a result, the Company might be required to expend significant capital and resources to protect against, or to remedy, problems caused by hackers, and we may not have a timely remedy against a hacker who is able to penetrate our service infrastructure. We will also rely upon our clients as users of our system to promote security of the system and the data within it, such as the administration of client login data and control of client-side display of data. Failure by our clients to perform these activities in such a manner as to prevent unauthorized access to data may also result in claims against us, which could expose us to potential litigation and harm to our reputation.

Changes To Government Regulations Regarding Privacy and Data Collection

Regulatory authorities around the world are considering a number of legislative proposals concerning privacy and data protection. Federal and state governments and agencies have adopted, or are considering adopting, laws and regulations regarding the collection, use and disclosure of data. It is possible that these laws may be interpreted and applied in a manner that is inconsistent with the Company's data practices. If so, in addition to the possibility of fines, any increase in the costs of compliance with, and other burdens imposed by, applicable legislative and regulatory initiatives may limit the Company's ability to collect, aggregate or use data. Moreover, complying with these various laws could cause the Company to incur substantial costs or require it to change its business practices in a manner adverse to its business.

Access to the Internet; Data and Internet Security

The Company's business will depend upon the satisfactory performance, reliability and availability of the Company's website, web services, databases, and the internet. While unlikely, any loss of internet access could result in a loss of existing users and impair the Company's ability to attract new users and other revenue sources, thereby harming the Company's revenues and growth. The Company's business will depend upon the satisfactory performance, reliability and availability of the Company's mobile application integrations, web services, databases, and the internet. While unlikely, any loss of internet access could result in a loss of existing users and impair the Company's ability to attract new users and other revenue sources, thereby harming the Company's revenues and growth. Experienced computer programmers seeking to intrude or cause harm, or hackers, may attempt to penetrate the Company's infrastructure from time to time. If the Company's data security or data integrity measures are breached as a result of third-party actions or fail due to any employees' or contractors' errors or malfeasance or other cause, and someone obtains unauthorized access to the Company's users' data or this data is otherwise compromised, the Company could incur significant liabilities, including proceedings or actions against the Company and/or fines and sanctions by governmental bodies. In addition to purposeful breaches, the inadvertent transmission of computer viruses could expose the Company to security risks. If an actual or perceived breach of the Company's security occurs or if the Company's clients and potential clients perceive vulnerabilities, the market perception of the effectiveness of the Company's security measures could be harmed and the Company could lose users. As a result, the Company might be required to expend significant capital and resources to protect against, or to remedy, problems caused by hackers, and the Company may not have a timely remedy against a hacker who is able to penetrate the Company's service infrastructure. Any perceived inability to adequately address privacy concerns, even if unfounded, or comply with applicable privacy laws, regulations and policies, could result in liability to the Company or damage to its reputation and could inhibit acceptance of the Company's products and harm the Company's business.

Restrictions on Transferability

Neither the Notes offered nor any equity issuable upon their conversion have been registered under the Securities Act of 1933 (the "*Securities Act*") or any applicable state securities laws. Accordingly, those securities may only be offered or sold pursuant to an exemption from the registration requirements of the Securities Act or pursuant to an effective registration statement. The ability of the holders of the Notes to resell or otherwise transfer the Notes or the equity issuable upon its conversion is severely restricted.

Limited Control by Investors

At the present time, the Company's founders Ricardo Velez and Jake Dobbins, control 100% of the outstanding capital stock and after this offering will still control 100% of the outstanding equity. The Company currently intends to retain earnings to provide funds for the operation and expansion of its business and does not anticipate that it will pay dividends or make distributions in the foreseeable future. Any making of distributions may be subject to the discretion of the Company's Board of Directors. Any future determination to pay dividends or make distributions may depend upon the results of operations, financial condition, capital requirements, contractual restrictions, and other factors deemed relevant at the time by the Company's Board of Directors.

Accounting and Tax Matters

The Company intends to retain a reputable certified public accounting firm to help provide advisory and compliance services, but does not expect to have an audit of its financial statements for the year ended December 31, 2018.

Use of Proceeds

The Company has broad discretion as to the use of proceeds from this offering. None of the proceeds from this sale have been designated for specific purposes. Accordingly, investors in the Company will have to rely on the Company's management to apply a significant portion of these proceeds in an effective manner. The Company's failure to apply these proceeds effectively could impair the value of an investment in the Company.

Creation of Preferred Stock
The Company has not yet authorized the preferred stock class into which the notes will convert, while they have agreed to do so, it may be a risk for investors in this round.

The Offering

USE OF FUNDS

9. What is the purpose of this offering?

The Company intends to use the net proceeds of this offering for working capital and general corporate purposes, which includes the specific items listed in Item 10 below. While the Company expects to use the net proceeds from the Offering in the manner described above, it cannot specify with certainty the particular uses of the net proceeds that it will receive from from this Offering. Accordingly, the Company will have broad discretion in using these proceeds.

10. How does the issuer intend to use the proceeds of this offering?

If we raise: **$100,000**

Use of Proceeds: 95% towards salaries and operational expenses towards building the game.

5% Wefunder Intermediary fee.

If we raise: **$600,000**

Use of Proceeds: 95% towards salaries and operational expenses towards building the game.

5% Wefunder Intermediary fee.

DELIVERY & CANCELLATIONS

11. How will the issuer complete the transaction and deliver securities to the investors?

If we reach our target offering amount prior to the deadline, we may conduct an initial closing of the offering early if we provide notice about the new offering deadline at least five business days prior to the new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment). Wefunder will notify investors if we conduct an initial closing. Thereafter, we may conduct additional closings from time to time at our and Wefunder's discretion until the deadline date.

The following describes the process to invest in the Company, including how the Company will complete an Investor's transaction and deliver securities to the investor.

1. Investor Commitment. The Investor will submit, through Wefunder Portal, a requested investment amount. When doing so, the Investor will also execute an investment contract with the Company ("Investment Agreement"), using the Investor's electronic signature.
2. Acceptance of the Investment. If the Investor Agreement is complete, the Investor's commitment will typically be recorded within a few minutes. The commitment will also be available on the Investor's "My Investments" screen on the wefunder.com website. After the offering closes, the contract will be counter-signed by the Company. The executed investment contract will then be sent to the investor via email, and is also available to download on the "My Investments" screen.
3. Investor Transfer of Funds. Upon receiving confirmation that an investment has been accepted, the Investor will be responsible for transferring funds from a source that is accepted by Wefunder Portal into an escrow account held with a third party bank on behalf of issuers offering securities through Wefunder Portal.
4. Progress of the Offering. The Investor will receive periodic email updates on the progress of the offering, including total amounts raised at any given time, and will be notified by email and through the "My Investments" screen when the target offering amount is met.
5. Closing: Original Deadline. Unless we meet the target offering amount early, Investor funds will be transferred from the escrow account to the Company on the deadline date identified in the Cover Page to this Form C and the Company's Wefunder Portal Profile.
6. Early Closings. If the target offering amount is met prior to the original deadline date, we may close the offering earlier, but no less than 21 days after the date on which information about the Company, including this Form C, is posted on our Wefunder Portal Profile. We will reschedule the offering deadline, and at least five days prior to the new deadline, investors will receive notice of it by email and through the "My Investments" screen. At the time of the new deadline, your funds will be transferred to the Company from the escrow account, provided that the target offering amount is still met after any cancellations.
7. Book Entry. Investments may be in book entry form. This means that the Investor may not receive a certificate representing his or her investment. Each investment will be recorded in our books and records and will be recorded in each Investors' "My Investments" screen. The Investor will also be emailed the Investment Agreement again. The Investment Agreement will also be available on the "My Investments" screen. At the option of the Company, you may receive an electronic certificate.

12. How can an investor cancel an investment commitment?

NOTE: Investors may cancel an investment commitment until 48 hours prior to the deadline identified in these offering materials.

The intermediary will notify investors when the target offering amount has been met. If the issuer reaches the target offering amount prior to the deadline identified in the offering materials, it may close the offering early if it provides notice about the new offering deadline at least five business days prior to such new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment).

If an investor does not cancel an investment commitment before the 48-hour period prior to the offering deadline, the funds will be released to the issuer upon closing of the offering and the investor will receive securities in exchange for his or her investment.

If an investor does not reconfirm his or her investment commitment after a material change is made to the offering, the investor's investment commitment will be cancelled and the committed funds will be returned.

An Investor's right to cancel. An Investor may cancel his or her investment commitment at any time until 48 hours prior to the offering deadline.

If there is a material change to the terms of the offering or the information provided to the Investor about the offering and/or the Company, the Investor will be provided notice of the change and must re-confirm his or her investment commitment within five business days of receipt of the notice. If the Investor does not reconfirm, he or she will receive notifications disclosing that the commitment was cancelled, the reason for the cancellation, and the refund amount that the investor is required to receive. If a material change occurs within five business days of the maximum number of days the offering is to remain open, the offering will be extended to allow for a period of five business days for the investor to reconfirm.

If the Investor cancels his or her investment commitment during the period when cancellation is permissible, or does not reconfirm a commitment in the case of a material change to the investment, or the offering does not close, all of the Investor's funds will be returned within five business days.

Within five business days of cancellation of an offering by the Company, the Company will give each investor notification of the cancellation, disclose the reason for the cancellation, identify the refund amount the Investor will receive, and refund the Investor's funds.

The Company's right to cancel. The Investment Agreement you will execute with us provides the Company the right to cancel for any reason before the offering deadline.

If the sum of the investment commitments from all investors does not equal or exceed the target offering amount at the time of the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

In addition, we may cap at 450 the total number of investors who will be allowed to invest through the offering that are not "accredited investors," as defined in Rule 501(a) of Regulation D under the Securities Act of 1933. In the event that more than 450 non-accredited investors are initially accepted into an offering in step (2) described in Question 11, the Company may cancel investments based on the order in which payments by Investors were received, or other criteria at the discretion of the Company, before the offering deadline.

Ownership and Capital Structure

THE OFFERING

13. Describe the terms of the securities being offered.

Convertible note with $10M valuation cap; 20% discount; 8% interest.
See exact security attached as Appendix B, Investor Contracts.

Type of Security: Convertible Promissory Notes ("Notes").

Amount to be Offered: The goal of the raise is $600,000. The Company may accept over-subscription of up to $1,000,000. The minimum investment amount for any investor will be $100 in Notes.

Valuation Cap: $10million

Maturity Date: 24 months from the Effective Date.

Investors: A "Major Investor" shall be an Investor that purchases a Note or Notes with an aggregate original principal balance of $50,000 or more.

Interest Rate: Interest shall accrue on the unpaid principal amount at a rate equal to 8% per annum, compounded annually, from the actual date funds were received by the Company and shall payable at the Maturity Date (defined hereafter).

Closing: The initial closing shall occur upon acceptance of a Note Purchase Agreement and Note ("Initial Closing"). The offering shall continue, and subsequent closings may occur, for sixty (60) days from the Initial Closing (together with the Initial Closing, the "Closing"), provided, however, the Company may extend the offering for an additional sixty (60) day period in its discretion.

Principal Payment and Maturity Date: Principal and any accrued but unpaid interest under the Note shall be due and payable upon demand by the Holder at any time after (the "Maturity Date").

Conversion of the Note:

(i.) **Automatic Conversion upon Financing**. Effective upon the closing of an Equity Financing (as defined below) on or before the Maturity Date, the entire unpaid principal amount of this Note and all accrued but unpaid interest thereon shall automatically convert into shares of the same class and series of preferred stock of the Company issued to other purchasers in the Equity Financing (the "Equity Financing Securities") at a conversion price per share (the "Conversion Price") equal to the lesser of (a) eighty percent (80%) of the price per share of the Equity Financing Securities paid by the other purchasers in the Equity Financing, with any resulting fraction of a share rounded down to the nearest whole share, and (b) an amount obtained by dividing (i) $10,000,000 (which, for the avoidance of doubt, is the agreed upon explicit cap on valuation that would apply to the conversion of the Notes in such Equity Financing) by (ii) the sum of (X) the number of then-outstanding shares of capital stock of the Company (the "Shares") plus (Y) the number of Shares issuable upon the conversion of all outstanding securities convertible into Shares and upon the exercise of all options and warrants outstanding immediately before the Equity Financing (including any increase to the number of shares issuable pursuant to any Company equity incentive plan made in connection with such Equity Financing), but excluding any Shares issuable upon the conversion or cancellation of the Notes or any other indebtedness of the Company that may be converted into Shares or otherwise cancelled in consideration for the issuance of equity in such Equity Financing.

(b.) **Automatic Conversion upon Maturity.** Unless previously converted pursuant to the terms of this Note, the entire unpaid principal amount of this Note and all accrued but unpaid interest thereon shall automatically convert into shares of the Company's then-most senior outstanding class or series of capital stock at a conversion price per share equal to eighty percent (80%) of an amount obtained by dividing (i) the then-fair market value of the Company, not to exceed $10,000,000, by (ii) the sum of (X) the number of then-outstanding Shares plus (Y) the number of Shares issuable upon the conversion of all outstanding securities convertible into Shares and upon the exercise of all options and warrants outstanding immediately such conversion, but excluding any Shares issuable upon the conversion or cancellation of the Notes or any other indebtedness of the Company that may be converted into Shares or otherwise cancelled in consideration for the issuance of equity in such conversion. Such fair market value will be determined by an independent third party mutually agreeable to the Company and the Requisite Holders as promptly as reasonably practicable following the Maturity Date.

(c.) **Conversion upon Sale**. In the event that a Sale Transaction is consummated prior to the Maturity Date, all outstanding principal and unpaid interest on the Notes will automatically convert into shares of the Company's common stock at a conversion price per share equal to the lesser of (a) eighty percent (80%) of the price per share of the then-fair market value of the common stock (as determined by the negotiations at the time of such Sale Transaction, but either the Company or the Requisite Holders will have the right, but not the obligation, to have the Company's fair market value determined by an independent third party should they reasonably deem that necessary), with any resulting fraction of a share rounded down to the nearest whole share, and (b) an amount obtained by dividing (i) $10,000,000 (which, for the avoidance of doubt, is the agreed upon explicit cap on valuation that would apply to the conversion of the Notes in such Sale Transaction) by (ii) the sum of (X) the number of then-outstanding Shares plus (Y) the number of Shares issuable upon the conversion of all outstanding securities convertible into Shares and upon the exercise of all options and warrants outstanding immediately before the Sale Transaction, but excluding any Shares issuable upon the conversion or cancellation of the Notes or any other indebtedness of the Company that may be converted into Shares or otherwise cancelled in consideration for the issuance of equity in such Sale Transaction.

All payments of interest and principal shall be in lawful money of the United States of America and shall be made pro rata among all Holders. All payments shall be applied first to accrued interest, and thereafter to principal.

Voting Rights: Investors in this round will not receive voting rights, but will instead proxy all rights to the CEO.

14. Do the securities offered have voting rights?

☐ Yes
☑ No

15. Are there any limitations on any voting or other rights identified above?

☑ Yes: No Voting Rights
☐ No

16. How may the terms of the securities being offered be modified?

Investors in Convertible Notes do not have voting rights and cannot modify the terms of the Convertible Notes.

Any term of this Note may be amended or waived with the written consent of Company and the Majority Holders. Upon the effectuation of such waiver or amendment in conformance with this paragraph, the Company shall promptly give written notice thereof to the Holder if the Holder has not previously consented to such amendment or waiver in writing.

RESTRICTIONS ON TRANSFER OF THE SECURITIES BEING OFFERED:

The securities being offered may not be transferred by any purchaser of such securities during the one year period beginning when the securities were issued, unless such securities are transferred:

1. to the issuer;
2. to an accredited investor;
3. as part of an offering registered with the U.S. Securities and Exchange Commission; or
4. to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

NOTE: The term "accredited investor" means any person who comes within any of the categories set forth in Rule 501(a) of Regulation D, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person.

The term "member of the family of the purchaser or the equivalent" includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the purchaser, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights
Common Stock	1500	1500	Yes

Class of Security	Securities Reserved for Issuance upon Exercise or Conversion
Warrants:	
Options:	

Describe any other rights:

Preferred Stockholders will have a 1x liquidation preference and will not receive voting rights. Common Stockholders will receive voting rights.

18. How may the rights of the securities being offered be materially limited, diluted or qualified by the rights of any other class of security identified above?

Because the Investor holds no voting rights, the holders of a majority-in-interest of voting rights in the Company could limit the Investor's rights in a material way. For example, those interest holders could vote to change the terms of the agreements governing the Company's operations or cause the Company to engage in additional offerings (including potentially a public offering).

These changes could result in further limitations on the voting rights the Investor will have as an owner of equity in the Company, for example by diluting those rights or limiting them to certain types of events or consents.

To the extent applicable, in cases where the rights of holders of convertible debt, Convertible Notes, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional equity, an Investor's interest will typically also be diluted.

Based on the risk that an Investor's rights could be limited, diluted or otherwise qualified, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

Additional risks related to the rights of other security holders are discussed below, in Question 20.

19. Are there any differences not reflected above between the securities being offered and each other class of security of the issuer?

None

20. How could the exercise of rights held by the principal shareholders identified in Question 6 above affect the purchasers of the securities being offered?

As holders of a majority-in-interest of voting rights in the Company, **the shareholders** may make decisions with which the Investor disagrees, or that negatively affect the value of the Investor's securities in the Company, and the Investor will have no recourse to change these decisions. The Investor's interests may conflict with those of other investors, and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the Investor.

For example, **the shareholders** may change the terms of the articles of incorporation for the company, change the terms of securities issued by the Company, change the management of the Company, and even force out minority holders of securities. **The shareholders** may make changes that affect the tax treatment of the Company in ways that are unfavorable to you but favorable to them. They may also vote to engage in new offerings and/or to register certain of the Company's securities in a way that negatively affects the value of the securities the Investor owns. Other holders of securities of the Company may also have access to more information than the Investor, leaving the Investor at a disadvantage with respect to any decisions regarding the securities he or she owns.

The shareholders have the right to redeem their securities at any time. **Shareholders** could decide to force the Company to redeem their **securities** at a time that is not favorable to the Investor and is damaging to the Company. Investors' exit may affect the value of the Company and/or its viability.

In cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional stock, an Investor's interest will typically also be diluted.

Based on the risks described above, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

21. How are the securities being offered being valued? Include examples of methods for how such securities may be valued by the issuer in the future, including during subsequent corporate actions.

The initial amount invested in a Convertible Note is determined by the investor, and we do not guarantee that the Convertible Note will be converted into any particular number of shares of **Preferred Stock**. As discussed in Question 13, when we engage in an offering of equity interests involving **Preferred Stock**, Investors may receive a number of shares of **Preferred Stock** calculated as either (i) the total value of the Investor's investment, divided by the price of the **Preferred Stock** being issued to new Investors, or (ii) if the valuation for the company is more than **$10 million**, the amount invested divided by the quotient of (a) the Valuation Cap **($10 million**) divided by (b) the total amount of the Company's capitalization at that time.

Because there will likely be no public market for our securities prior to an initial public offering or similar liquidity event, the price of the **Preferred Stock** that Investors will receive, and/or the total value of the Company's capitalization, will be determined by our board of directors. Among the factors we may consider in determining the price of **Preferred Stock** are prevailing market conditions, our financial information, market valuations of other companies that we believe to be comparable to us, estimates of our business potential, the present state of our development and other factors deemed relevant.

In the future, we will perform valuations of our stock (including both **common stock and Preferred Stock**) that take into account, as applicable, factors such as the following:

In the future, we will perform valuations of our common stock that take into account factors such as the following:

- unrelated third party valuations of our common stock;
- the price at which we sell other securities, such as convertible debt or preferred stock, in light of the rights, preferences and privileges of our those securities relative to those of our common stock;
- our results of operations, financial position and capital resources;
- current business conditions and projections;
- the lack of marketability of our common stock;
- the hiring of key personnel and the experience of our management;
- the introduction of new products;
- the risk inherent in the development and expansion of our products;
- our stage of development and material risks related to our business;
- the likelihood of achieving a liquidity event, such as an initial public offering or a sale of our company given the prevailing market conditions and the nature and history of our business;
- industry trends and competitive environment;
- trends in consumer spending, including consumer confidence;
- overall economic indicators, including gross domestic product, employment, inflation and interest rates; and
- the general economic outlook.

We will analyze factors such as those described above using a combination of financial and market-based methodologies to determine our business enterprise value. For example, we may use methodologies that assume that businesses operating in the same industry will share similar characteristics and that the Company's value will correlate to those characteristics, and/or methodologies that compare transactions in similar securities issued by us that were conducted in the market.

22. What are the risks to purchasers of the securities relating to minority ownership in the issuer?

An Investor in the Company will likely hold a minority position in the Company, and thus be limited as to its ability to control or influence the governance and operations of the Company.

The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its Board Of Directors, and the Investor will have no independent right to name or remove an officer or member of the Board Of Directors of the Company.

Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured.

The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

23. What are the risks to purchasers associated with corporate actions, including additional issuances of securities, issuer repurchases of securities, a sale of the issuer or of assets of the issuer or transactions with related parties?

Additional issuances of securities. Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

Issuer repurchases of securities. The Company may have authority to repurchase its securities from shareholders, which may serve to decrease any liquidity in the market for such securities, decrease the percentage interests held by other similarly situated investors to the Investor, and create pressure on the Investor to sell its securities to the Company concurrently.

A sale of the issuer or of assets of the issuer. As a minority owner of the Company, the Investor will have limited or no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company and the Board of Directors of the Company to manage the Company so as to maximize value for shareholders. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company and the Board of Directors of the Company. If the Board Of Directors of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the value received by the Investor, together with the fair market estimate of the value remaining in the Company, will be equal to or exceed the value of the Investor's initial investment in the Company.

Transactions with related parties. The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management and Board of Directors of the Company will be guided by their good faith judgement as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its shareholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

24. Describe the material terms of any indebtedness of the issuer:

Convertible Note

Issue date	04/18/18
Amount	$435,000.00
Interest rate	8.0% per annum
Discount rate	20.0%
Valuation cap	$10,000,000.00
Maturity date	04/30/20

At the time of the financial statements, only $160k had been committed. The money deposited for the convertible note is currently up to $435k. Another $100k has been committed, but has not yet been received.

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds
4/2018	Section 4(a)(2)	Convertible Note	$435,000	General operations

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12- month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☐ Yes
☑ No

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

☑ Yes
☐ No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

Management's Discussion and Analysis of Financial Condition and Results of Operations

You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and the related notes and other financial information included elsewhere in this offering. Some of the information contained in this discussion and analysis, including information regarding the strategy and plans for our business, includes forward-looking statements that involve risks and uncertainties. You should review the "Risk Factors" section for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Overview

As avid gamers ourselves, we grew frustrated by the stagnancy of some of our favorite mobile base-building games. So we assembled a team of 18 to build new and innovative modes never before seen in a strategy game – and investors have already committed $435K to make our dream a reality. We're the first company to layer monetization strategies (customization, upgrades, and a player-to-player marketplace powered by cryptocurrency) to maximize our revenues.

Most games use only one monetization strategy – we're using three – and they still reach multi-million dollar monthly revenues. With our expertise and community-driven, gamer-first approach, we've already developed a strong interest amongst gamers who are sick of the status quo. We're confident we can be the biggest independent mobile game company in the rapidly-growing $68B mobile gaming market.

Given the Company's limited operating history, the Company cannot reliably estimate how much revenue it will receive in the future, if any.

Milestones

Dun Rite Games, Inc was incorporated in the State of Delaware in September 2017.

Since then, we have:

- Team has published 10 games between them.

- Vetted through a Pro-gamer focus group.

- Founder has 109K subscribers on YouTube.

Historical Results of Operations

Our company was organized in September 2017 and has limited operations upon which prospective investors may base an evaluation of its performance.

- *Revenues & Gross Margin.* For the period ended December 31, 2017, the Company had revenues of $0.

- *Assets.* As of December 31, 2017, the Company had total assets of $9,374, including $0 in cash.

- *Net Income.* The Company has had net income of $0 for 2017.

- *Liabilities.* The Company's liabilties totaled $7,874 for 2017.

Liquidity & Capital Resources

To-date, the company has been financed with $435,000 in convertibles.

We plan to use the proceeds as set forth in this Form C under "Use of Funds". We don't have any other sources of capital in the immediate future.

We will likely require additional financing in excess of the proceeds from the Offering in order to perform operations over the lifetime of the Company. Except as otherwise described in this Form C, we do not have additional sources of capital other than the proceeds from the offering. Because of the complexities and uncertainties in establishing a new business strategy, it is not possible to adequately project whether the proceeds of this offering will be sufficient to enable us to implement our strategy. This complexity and uncertainty will be increased if less than the maximum amount of securities offered in this offering is sold. The Company intends to raise additional capital in the future from investors. Although capital may be available for early-stage companies, there is no guarantee that the Company will receive any investments from investors.

Runway & Short/Mid Term Expenses

Dun Rite Games, Inc cash in hand is $147,000, as of August 2018. Over the last three months, revenues have averaged $0/month, cost of goods sold has averaged $0/month, and operational expenses have averaged $60,000/month, for an average burn rate of $60,000 per month.

Since the time of our financials, we've received $435,000 of funding from investors, grew from a team of two to eighteen. We have been hiring and seen an expansion of the office.

Over the next 3-6 months we expect our expenses to be stabilized at around $40-45,000 per month. We anticipate having to cover operating costs and salaries, with no major purchases or spends

We do not anticipate generating revenues for another 6 months. We will continue to reach out to investors for further funding, if needs be.

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

STAKEHOLDER ELIGIBILITY

30. With respect to the issuer, any predecessor of the issuer, any affiliated issuer, any director, officer, general partner or managing member of the issuer, any beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, any promoter connected with the issuer in any capacity at the time of such sale, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities, or any general partner, director, officer or managing member of any such solicitor, prior to May 16, 2016:

(1) Has any such person been convicted, within 10 years (or five years, in the case of issuers, their predecessors and affiliated issuers) before the filing of this offering statement, of any felony or misdemeanor:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(2) Is any such person subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the information required by Section 4A(b) of the Securities Act that, at the time of filing of this offering statement, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(3) Is any such person subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

i. at the time of the filing of this offering statement bars the person from:
   A. association with an entity regulated by such commission, authority, agency or officer? ☐ Yes ☑ No
   B. engaging in the business of securities, insurance or banking? ☐ Yes ☑ No
   C. engaging in savings association or credit union activities?☐ Yes ☑ No
ii. constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct and for which the order was entered within the 10-year period ending on the date of the filing of this offering statement? ☐ Yes ☑ No

(4) Is any such person subject to an order of the Commission entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act of 1940 that, at the time of the filing of this offering statement:

i. suspends or revokes such person's registration as a broker, dealer, municipal securities dealer, investment adviser or funding portal? ☐ Yes ☑ No
ii. places limitations on the activities, functions or operations of such person? ☐ Yes ☑ No
iii. bars such person from being associated with any entity or from participating in the offering of any penny stock? ☐ Yes ☑ No

(5) Is any such person subject to any order of the Commission entered within five years before the filing of this offering statement that, at the time of the filing of this offering statement, orders the person to cease and desist from committing or causing a violation or future violation of:

i. any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Investment Advisers Act of 1940 or any other rule or regulation thereunder? ☐ Yes ☑ No
ii. Section 5 of the Securities Act? ☐ Yes ☑ No

(6) Is any such person suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

☐ Yes ☑ No

(7) Has any such person filed (as a registrant or issuer), or was any such person or was any such person named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the filing of this offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is any such person, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

☐ Yes ☑ No

(8) Is any such person subject to a United States Postal Service false representation order entered within five years before the filing of the information required by Section 4A(b) of the Securities Act, or is any such person, at the time of filing of this offering statement, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

☐ Yes ☑ No

If you would have answered "Yes" to any of these questions had the conviction, order, judgment, decree, suspension, expulsion or bar occurred or been issued after May 16, 2016, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and

- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

http://dunritegames.gg/invest

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Exchange Act Sections 13(a) or 15(d);
2. the issuer has filed at least one annual report and has fewer than 300 holders of record;
3. the issuer has filed at least three annual reports and has total assets that do not exceed $10 million;
4. the issuer or another party purchases or repurchases all of the securities issued pursuant to Section 4(a)(6), including any payment in full of debt securities or any complete redemption of redeemable securities; or the issuer liquidates or dissolves in accordance with state law.

APPENDICES

Appendix A: Business Description & Plan

Appendix B: Investor Contracts

Dun Rite Games Convertible Note

Appendix C: Financial Statements

Financials 1

Appendix D: Director & Officer Work History

Jacob Dobbins
Ricardo Velez Osuna

Appendix E: Supporting Documents


INVEST IN DUN RITE GAMES!

INVEST IN DUN RITE GAMES

maximum target met

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Mobile games dun rite: created by gamers, for gamers

As avid gamers ourselves, we grew frustrated by the stagnancy of some of our favorite strategy games. So we assembled a team of 18 to build new and innovative modes never before seen in a mobile strategy game – and investors have already committed $435K to make our dream a reality. We're the first company to layer monetization strategies (customization, upgrades, and a player-to-player marketplace powered by cryptocurrency) to maximize our revenues.

Jake Dobbins
Founder - The Architect
Dreaming up new games. YouTube following of 109K for Clash of Clans tutorial videos.

Why you may want to invest

1. Team has published 10 games between them.
2. Vetted through a Strategy Pro-gamer focus group assembled by the founders under NDA.
3. Founder has 109K subscribers on YouTube.
4. Mobile gaming market (MGM) is estimated at $68B with 10+ percent growth for 10 years.
5. Market expected to grow to $106B in 2021.
6. Free-to-play game Fortnite made $300M in April 2018 through customization alone.
7. We can reach over 15 million gaming enthusiasts on YouTube with our close-knit content creator community.

Our Ambition

Most games use only one monetization strategy – we're using three – and they still reach multi-million dollar monthly revenues. With our expertise and community-driven, gamer-first approach, we've already developed a strong interest amongst gamers who are sick of the status quo. We're confident we can be the biggest independent mobile game company in the rapidly-growing $68B mobile gaming market.

DunRiteGames_WeFunder.pdf

dunritegames.gg

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What you are investing in

Custom Convertible Note

$10M valuation cap

8% interest
20% discount

A Convertible Note is debt that converts to equity. If you invest, you're betting the company will be worth more than $10M in the future.

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Why I Like Dun Rite Games

Dun Rite Games is an indie developer with big plans and the right ethos that can fill a much needed gap in the mobile gaming market. As an avid gamer myself I have followed one of the founders, Jake, as he created YouTube content for several mobile games for years, so when he announced he was going to rectify the mistakes of other developers and fix the free to play mobile gaming market I sat up and took note. What convinced me into investing was that his passion and great ideas were matched by the drive, enthusiasm and experience of his business partner, Bato. Together they have proven to me that they have the right strategy and plan in place to turn Jake's initial vision into a reality... READ MORE



Tim Grey
INVESTOR

THE BUZZ ABOUT DUN RITE GAMES

I strongly believe that Jake, along with his team will create an excellent game which will give a tough competition to the existing market leaders. You have our full support Jake.


Jaymit Mehta

@OneHiveRaids I'm listening to your episode of The Bye Forever show. Amazing stuff man. Can't wait to download! You should go on #SharkTank!


Fuzed, From Exile
Follower

Can not wait to see the finished product @OneHiveRaids @DunRiteGames ! My gaming world was crushed whenever you sent the Hogs to slaughter for the last time. I cannot begin to express how much I miss my Saturday morning Coffee and Clash. New series idea... Coffee Dun Rite?


Michael Homan
Follower

I tried lineage just not a fan of those games. #clashforlife I do have to admit that it has really gotten stale over the years. Waiting for Jake from @OneHiveRaids to debut his game


Farquad
Follower

All we want is an update video Jake! Please I'm so excited to see what's is in store for the future!!!!


Graham Cracker God
Follower

Jake will you pleeeeeeeease give us a new video we're dying here. Also get some kind of founders program setup so we can give you our money.


Chris
Follower

I'm ready to play this mobile game @DunRiteGames is making. Do we have an eta?

Michael Prior
Follower

Can you just release the game already 😑

I am Fence Post
Follower

No Logo

The ByeForever Discord Radio Show - Ep.13 - Jake from Dun Rite Games - 1:39:30

Rig talks with friend and creator of Dun Rite Games, Jake (@OneHiveRaids & Company; @DunRiteGames on Twitter) Taking on
August 13, 2018 @ radiopublic.com

No Logo

Ep.13 - Jake from Dun Rite Games

Podcast: Play in new window | Download Rig talks with friend and creator of Dun Rite Games, Jake (@OneHiveRaids & Company; @DunRiteGames on Twitter) Taking on an existing market of Base Building games with powerhouse titles like Clash of Clans is
May 1, 2018 @ thebyeforevershow.com

If You Want Something Done Right, Do it Yourself

For the last four years, Jake Dobbins made videos for OneHive Raids, his YouTube Channel. He amassed 109K subscribers and over 26 million views for his informative videos on Clash of Clans, a mobile war game produced by the Finnish game giant Supercell. But he grew frustrated with the game's stagnancy and disregard for player feedback. He knew he could do better.


New Game!

We Have Nearly $900K in Commitments

Since we announced Dun Rite Games a year ago, the support has been overwhelming. Gamers want innovation, and they know we can deliver. In February, we held an "Investor Day" where people from around the world flew to Little Rock, Arkansas to meet us. Altogether, 27 people from 10+ states, Spain, Australia, and UAE committed nearly $900K to support our vision. Since then, we've closed $435K from accredited investors and are opening the round now to all of you.

A Sneak Preview of Our Game: Lore, Skins, and Game Mechanics

Lore: *"There is a war in the land between three factions: those who always do the right thing, those who seek power at all costs, and mercenaries driven solely by money. Choose your side."*



Sample skins. The first is included, second two are available for purchase.

Game mechanics: We're combining elements of our favorite games to create the #bestgameever. It's a base building game where time is the greatest resource. Over time, users gain the ability to upgrade their resources, weapons, and defense to get ahead. We'll have distinct game-modes, built-in competition, and community interaction.

Our Progress and What's Next

July 2017

Announced Dun Rite Games

Jake announces DRG on his YouTube channel. The video has 15,830 views to date.

?? 2017

Bato Joins the Team

After watching Jake's video, Bato joins as Co-Founder.

September 2017

Incorporate Dun Rite Games

October 2017

Hired Two Programmers

Set up the office in Cancun.

January 2018



Determine Look and Feel of the Game

Demo in the final stages.

February 2018

$900K Committed

People from all over the world flew to Arkansas to meet us and committed $900K to our vision.

April 2018



Full Team Assembled

See how it's styled sorta differently? Yeah.

May 2019

First Game Release

September 2019

Marketplace is Released

Let's Build the #BestGameEver

August 14, 2018

We welcome you to join the new and future king of mobile gaming. We are not here to take part, we came here to take over! After years of growing a following on YouTube, built on strategy games with a competitive mindset, we got tired of waiting for game companies to do the kind of games we wanted to play. This is more than a personal opinion, this is a statement filtered and vetted by hundreds of thousands of voices on the internet that followed Jake through the years. No more. Dun Rite Games is here to make things right!

With a world-class development and art team, we strive to create the #bestgameever on mobile, layering successful monetization strategies on top of each other, not only to create value to investors like yourself but to enrich the player experience on a mobile game never before seen until now. Experience is on our side, and with your help, we can create something truly unique that will take the mobile gaming world by storm.

Join us on this adventure, and you'll be sure to enjoy the ride to become the new king of mobile!

Sincerely,

Jake, Bato, and the whole team at Dun Rite Games

Our Game Plan: The Business Model

We've amassed a team of 18 employees, developers, and artists to work on our first game, which we hope to release next spring. Our game will be 100% free to play. That means you can't buy your way ahead, which irritates gamers to no end. Instead, we'll earn money by letting players purchase custom items to differentiate themselves. Purchases don't affect gameplay at all, but people like to buy them. The second monetization strategy is upgrades, which let users speed up gameplay. Free-to-play users can still do everything a player with upgrades can – it just takes longer.

How big can we get? The popular mobile game Fortnite, which is free to download, made $300 million in April. They earn money solely through customization.

Mobile Games Are Huge, and the Market is Growing at Double Digits

In just ten years, mobile gaming has grown from the smallest segment to the largest, with double-digit growth each year since 2007, the year the iPhone was introduced. This growth rate is projected to continue, with the mobile gaming segment estimated to account for 59% of the total market at $106 billion in 2021.


Mobile Games
PC Games
Console Games
©2018 Newzoo
CAGR 2012-2021
TOTAL +11.0%
MOBILE +26.8%
PC +3.1%
CONSOLE +2.3%
$70.6Bn
18%
37%
45%
$76.5Bn
23%
38%
39%
$84.8Bn
29%
36%
35%
$93.1Bn
34%
34%
32%
$106.5Bn
40%
30%
30%
$121.7Bn
46%
27%
27%
$137.9Bn
51%
24%
25%
$151.9Bn
54%
22%
24%
$165.9Bn
57%
21%
23%
$180.1Bn
59%
19%
22%
2012
2013
2014
2015
2016
2017
2018
2019
2020
2021

Source: Newzoo

Meet the Founders



Jake Dobbins

Founder – The Architect

Dreaming up new games. YouTube following of 109K for Clash of Clans tutorial videos.



Ricardo Velez

Founder – The Engineer

In charge of making things happen. Triathlete.

AND THE REST OF THE TEAM



Alex Zaragoza

Environment Artist

Background in the animation and videogames industry. Skilled in Game Design, Real-time Rendering



Emilio Alejandro Segura Pool

Unity Developer

Game Developer specializing in Software Design and Development, Software Engineering, UI Programming



Manuel Otheo

Technical Director

Gameplay programmer with 10+ years of experience, 5 times hackathon winner



Raul Alejandro Baez Camarillo

Senior Software Engineer Team Lead

14 years experience web and desktop applications developer, skilled in C#, VB.NET, WCF, RestAPI



Felipe Torres Perugachi

Unity Developer

Software engineer skilled in creative media: Games, Virtual Experiences, and Apps



Angel Revuelta

Art Director

Expert in 3D character art, Art Direction and Education in Animation and VFX



Jose Gonzalez

Splash Artist

DMP & Environment Artist, Backround in motion pictures/film industry



Alejandro Escudero Gonzalez

Character Artist

Co-founder of Indie Video Game Studio, 3D Artist, worked in AAA Game franchises including Star Wars



Humberto Davila

IT Operations Supervisor

5+ years experience as Director of Technology, Chief Coder, Senior IT Consultant



Jocelyn Castro Mercado

Animator & Unity Compositing

BA in Animation and Digital Art at Tecnologico de Monterrey, Master's in modeling and animation



Aaron Eleazar Rodriguez Trujillo

Unity Developer

Background in Video Game Development- Little Sasquatch Games/Intelligence Games, Front-End Developer



Andres T. Rivera Reyes

Lead Project, UXD, and Visual Designer

UXD and Visual Designer, Experienced in mobile apps industry, Logo, UI / UX, and Character Design.



Daniel Alvarez Quintero

Game Developer

Former Lead Programmber at Lone Wolf Studio for 3+ years, General Subdirector of Shout It Out



Itzel Martinez Felix

3D Modeler and Character Artist

Experienced in Character and Environment modeling, Projects include video games, apps, and animation



Jesus Lopez

Software Engineer

Software Architect, Microsoft Certified Professional with over 20 years of experience



Joyce Silvia

Intern

Environmental Artist and 3D modeler



Isabella Del Castillo
Student
Animation and Illustrator



Erich Whiteside
Lead Story Developer / Marketer

Interview

Wefunder interviewed Jake Dobbins and Ricardo Velez of DRG on July 30, 2018.

– COLLAPSE ALL

WF: What is Dun Rite Games and how did it get started?

DRG: [Jake:] My background is from a gaming YouTube channel. I grew an audience there. I was frustrated with the mobile gaming market in general, and so were the 100,000-plus people who were following me at the time. As for the specific game we were playing, we just wanted more out of it. We felt like it was such an opportunity to have a really fun game, and so much of it was left out there that was undone. Our needs and wants were not listened to or fulfilled.

So, it got to the point where I stopped making gaming content because the mobile market was not providing anything I really wanted to put out there. It occurred to me, why not try this? Why not try to make something from a gamer's aspect? All these games come out from these corporate aspects where it's all about how to make a quick buck, and they just churn out a lot of crap, in my opinion, and market it really well.

We said, hey, we know what we want, so let's find the people who can help us make this. I started putting out videos explaining what I wanted to do in July of last year. That's how I found Bato. He had the engineering background to make it happen. We emailed and talked over Skype, then I eventually flew out with my family to Mexico to meet Bato and his family. We hit it off and planned the whole thing. Bato interviewed about 30 people to fill the core programmer positions that to create a demo of the game. Then, by September, I had two programmers who were willing to move out to Cancun in October. Once we had set up the company in the U.S., people started working on it. So, we hired two people on our coin and worked until February of this year, then started asking for money.

We found investors and were able to assemble a full team of about 18 employees, developers, artists, etc., and we are making our first title. We plan on making several games, but this is our first one. And it's going to be a base-building, strategy-style game. We feel like we have a really good opportunity to come into the mobile market and do something that no one has done yet, in terms of how they approach the game from the ground up, what they give the player, the experience, and listening to the community and really trying to develop the game that they want, not what we want or what is the quickest, easiest way to make a dollar.

WF: What was missing in the games you were playing previously? What's new and different about what you're building?

DRG: [Jake:] There are a lot of things. One is innovation. There were games that we played and that we enjoyed. But for years, nothing changed. No one moved the ball forward. No one added the game modes that we wanted to be added to the game, the way we wanted to play the game. They just didn't cater to it at all, and it was just more of the same old, same old.

On top of that, the competitive side of the game, which is the side that I lean towards, was just completely ignored. No e-sports direction, no competitive direction at all, in terms of tournaments or live events or anything like that. You look at the largest games in the world, and they're all competitive. People like to compete, whether it's casually with their friends or at a very competitive e-sports level. That whole side of this genre, in our opinion, is completely ignored. Almost like it doesn't exist.

My channel was essentially the competitive side of that game. We're talking over 100,000 people, and I was a no-name YouTuber. I did it from scratch with no search engine optimization. I didn't know any of that stuff and still don't really know it. I know there's an audience for it, and that's one thing that we're definitely going to focus on, that competitive side.

The third thing we're going to focus on is customization. You look at all the base-driven games, whether it be The Elephant in the Room, Clash of Clans, Dawn of Titans, or Rival Kingdoms, for instance, and everything looks exactly the same. There's no skin, customization, or variety in what you can choose as far as who you are in the game or what your base is in the game or your troops or your heroes. We want to add all that because we know that customization is obviously a great monetization strategy. A lot of games have shown that to be wildly successful as their only monetization strategy. But there's a lot of un-serviced customization in these types of games.

The fourth area of improvement would be community interaction. So many of these gaming companies stand up on their ivory towers and just sort of dole out what you get, without soliciting any real feedback or listening to what their customers want or think about. So, I have a real sense of listening to gamers and using content creators to funnel in that information and try to give the people who are actually playing the game what they want versus what we want to give them.

WF: When are you looking at launching the game?

DRG: [Jake:] We're looking at spring of next year, but it depends on how much money we can raise. There are many decisions that need to be made. We'd like to hire a larger team so that we can create a lot more content.

WF: What does the revenue of a game like this look like?

DRG: [Bato:] Obviously, we compare ourselves to the top of the best in the games right now. A game like Fortnite, which is the most successful game right now, can be downloaded for free. You can play it for free if you choose. You can become the best in the world and not pay a cent. And they sell customization. You can buy skins, pickaxes, and flyers, for instance. They basically allow you to be anything you want: a clown, a fish, whatever. They're all dressed up. It's costumes. And they make roughly$300 million a month, so that's a lot of money for a free game.

WF: And that's purely from the customization?

DRG: [Bato:] Customization is by far the dominant revenue stream. They do have what they call Battle Pass, which is a subscription. That allows you to level up your skin, so you can access some content that is not available for free-to-play players. Even that doesn't give you any upper hand or any powerful benefit in the game. You still start from zero, same as everyone else.

WF: What are you looking at in terms of average revenue per user and projections as you roll it out next year?

DRG: [Bato:]We took a long, hard look at the statistics for games out there when coming up with those numbers. It's hard to gauge because no game company wants to publish their numbers specifically. But, from the data that we do have, for example, Game of War from Machine Zone, made $550 per user in 2016. Supercell, which is by all definitions one of the largest mobile game companies in the world by revenue, made $23 per user on average. Obviously, in a free-to-play environment, 90% of your purchases come from a smaller percentage of your users. And the majority of the money comes from 1% of your users, who we call whales. It's very skewed towards one end. Most of your players never spend any money. It balances out on average. There is another company called Space Ape owned by Supercell. In the same year, they made around $4 per user.

[Jake:]The games like Clash of Clans and Supercell monetize solely on upgrades in the games. So, whether you upgrade a defense or a troop, just speeding up that upgrade is the only monetization strategy they had. So, not only are we going to have that proven monetization strategy, because people want to speed things up, but we are also putting customization on top of that, which games like them and Space Ape and Dawn of Titans have never done.

Other companies have monetized solely on customization and made fortunes – hundreds of millions, if not billions, of dollars. But nobody in this genre has done customization on top of another strategy, especially, one they're already making money on. We're layering strategies – customization and upgrades. Not to mention, we have a few other ones that we haven't talked about yet that no one in the industry has done.

[Bato:]Our estimates are fairly conservative because we want to be as realistic as possible going into it. We are estimating that we will reach $10 per user per year. Based on our estimates and our reach in the community, we can get to $100 million within the first years, or at least that's our hope.

WF: So, that's basically 10 million users?

DRG: [Bato:]That's 10 million paying users. For that, we would require 125 million downloads for the game. Statistically, of all the apps that are downloaded, only 80% are opened, and after day one, the retention drops to 30%. After day seven, the retention drops to around 8% for strategy games like ours. More or less, out of 125 million downloads, we would get 10 million users a month or 10 million active users a month, and that would give us roughly $10 per user, so we'd reach around $100 million a year.

WF: How confident are you in that number and how are you going to get to it? What's the marketing strategy?

DRG: [Jake:]Right off the bat, we have access to over 10 million YouTube subscribers, and they are helping us spread the word. We know for a fact that getting one million downloads early on in the game will be fairly easy. For most companies, you live and die by the number of downloads on the App Store, and that raises your number on the featured list for each of the App Stores. We're pretty confident that we can make it.

[Bato:]Obviously, there's going to be a lot of work to be done. We're not afraid of it, and we're not naive. We know we need to do work, but the good part of what we are building is community outreach. We want to actually listen to the YouTubers, the people who are doing our marketing work. Most of them don't get paid by the companies they play games from. They are getting paid by either Twitch subscribers or people who donate to them on other sites. We know that they are the ones bleeding for us out there, so we wanted to bring them in from the beginning, and we are staying true to our word. We are having a YouTube gathering that will bring some of those names out there to visit us so that we can discuss with them what we're building, clearly state our vision, and if they choose to, they can support us. We're not paying them to support us. We're not paying them to be just a face for a company. We want them to like our game, and if they do like our game, then by all means, make a YouTube video out of that.

WF: What about paid advertising? Will you also be looking at running Facebook ads or YouTube ads?

DRG: [Bato:]Social media spending is obviously one part of it. We know that the statistics are better on organic growth. For example, if Ninja, who is the largest streamer for Fortnite, goes out and says, "I like this game a lot, and it's not Fortnite," a lot of people would download that game because Ninja is playing it. Not because Ninja got paid to do it, but because Ninja likes it.

We've seen YouTubers who advertise a game, and they're using their face and their name and it comes out that you're advertising the game on your YouTube channel, but it's basically the only video that you have of that game because you don't play it. So that shines through that you actually don't like the game, and you just got paid to do the advertising. If you actually are making videos of the game live and you're putting out content every day or every week, then people will notice that you're actually playing the game, and you actually like it. Not every game has a YouTube following, but it's because those games are not good enough for it. That's our strategy, to create a game that's actually community-driven and is easily distributable with YouTube videos and live streaming via Twitch, so people can enjoy watching it and can support the streamers and the YouTubers.

WF: Aside from Supercell, who would you see as your competition?

DRG: [Jake:] For the first game, Clash of Clans, Rival Kingdoms, and Dawn of Titans would be some of the competition. Also, Electronic Sports is a large video game company that is making a game that is in this genre. There's going to be more and more competition, but we feel confident with the package that we have.

The reason we're confident is that this literally came about because tens of thousands of people communicated with me for years, whether it be on YouTube comments and videos or livestreams on Twitch, telling me what they wished was in the game and what they wished would be changed. We already know that we're doing the things that people are asking for. It's not a few guys sitting in a room saying, "Hey, wouldn't this be cool?" The feedback's already there. And from the start, we set up a focus group and brought players in and said, "Here's our idea. Give us feedback." Even before we'd ever written a line of code, more or less. It was like, here's what we want to build ... And we even changed things because of the ideas that they had and the feedback they gave us.

WF: Why isn't Supercell building customization?

DRG: [Jake:] There's no way I can answer that question accurately. I can tell you what I think, but I cannot live inside their brain because I tried for years to. I was actually in what they call their NDA group, which means you sign an NDA, and you're communicating with the company directly in a Slack Chat. I was giving them these ideas for nothing, for free. And I tried and I tried.

There are a few things that I think play into it, and I'm going to be honest with you because I'm honest with everybody. I think it's cultural. Innovation at Supercell just stopped. It's like they rest on their laurels and just say, "Okay, this is good enough." I also think there's a little bit of arrogance involved, that they did make a great game and they were the kings. It's like "We don't need your input. We don't want to listen to you."

I enjoyed the games they made very much. But why another company hasn't come along and done what we're doing, I cannot answer because it makes no sense. So many other genres have done it. You look at PUBG. Fortnite came along and just one-upped them. Before that, PUBG one-upped H1Z1. But for some reason, nobody has done it in this particular niche. And I don't know why.

WF: What do you need to do to ensure your first million players share the game and make it go viral? What's going to make or break this game?

DRG: [Jake:] I think there are probably several things. One is that the game has just got to be fun. I know it's the simple answer, but so many games miss that. You pick it up and it's almost like you've picked up a job. It's like, this is work. This is not enjoyable. So, making the game enjoyable is important.

Another thing, which we talk about in the office all the time, is the difference between complexity and depth. You want depth, but you don't want complexity. A game needs to be simple. You should be able to pick it up and intuitively know how to play it. There shouldn't be a million buttons, where it's difficult to figure out where everything is. You shouldn't feel like you're thrown into the deep end and it's like, "There is just too much going on." Nobody wants to study for a few hours to learn how to play a game. That's a terrible feeling, especially in a mobile game, because it lends itself to simplicity.

That's an area where I can give credit to Supercell. When you pick it up, a 10-year-old can play it, not that they're going to be very good at it. But they can intuitively play it and understand it. So, I think simplicity with depth built into it is crucial for people to say, "Man, I like this game."

The last thing I would say is community because people want to play with their friends and communicate with them. That's why we're building things like voice right into the game. There will be a very robust chat where you can message people, you can find friends, and you can challenge them. For so long in the game that we played a lot of, Clash of Clans, you couldn't even challenge your friend's clan to a war. It was not an option.

So, these are all these things that we know that people want. They want to play with their friends, to compete and just hang out with their friends. We're going to have that all in there from day one. So, it's easy, it's intuitive, it's simple to find like-minded people, with things like suggesting clans that are active at the time that you're active. Things like that will be built into the searches, so you find people where it just fits. You're on at the same time, so even if you don't have friends that you know in real life, it's easy to find a group that plays at the same level and the same times that you do.

So: fun, simplicity, depth over complexity, and community are all things that make you like a game. And you stick with it. You open it up again and again. Next thing you know, you're hooked.

WF: What lessons have you learned while making your first game? Have you faced challenges and overcome them?

DRG: [Bato:] This is the first game we've built, but it's definitely not the first product I have built. I have a long history of entrepreneurship. Way back when I was six years old, my family introduced me to a hard work ethic. I was my own boss from very early on in my life. I worked with very large corporations. I'm an engineer. I have a master's in automation. I've worked with companies like Volkswagen, Airbus, Toyota, BMW, Audi. My job was to design manufacturing systems for those large corporations. I certainly have my share of hard-fought lessons. All of that, I'm applying now. I've learned over the years, through hardships, how not to run a company.

I've always been driven to create an environment that I'm proud to say I work in, especially if I run it. I need to be proud to say that it's my company. We want to create an environment of trust and honesty. We want to reward hard work and let people make decisions and take ownership of their work. There is nothing more debilitating than when someone says to you, "You come at 9 o'clock, and you do what I say; otherwise, you're fired."

We hired smart people to tell us exactly how to build a great game. We hired veterans in the game industry who have developed probably around 20 games, between all of them, so that they can together make a great game with the ideas that we have. So, even though we don't have the experience building a game, we did hire experienced people.

Our art team has worked on many games, for example, Star Wars Old Republic, a massive EA game. They worked for large studios around the world. We moved a girl from Hong Kong who was working in a major studio over there. We moved one guy from Canada who was working in movies like the latest Harry Potter. He was a designer in that movie. He also worked in the Ghost in the Shell movie with Scarlett Johansson. He was an environment artist. We have people who have a long history in the industry, and they have a lot of experience in their craft. All of them say that without a doubt, this is the best place they've ever worked because we want them to make decisions, bring ideas, and challenge us as well. That's the culture we're creating here.

They're not afraid to be honest. They say, "Okay, this is a bad idea. I think I have a better one." And we listen. That's why we're paying them. That's why we have them, and that's how we want to run the company. There are obviously growing pains. We went from two people to 18 people in two months. So, getting everyone on the same page, onboard with the same culture, with the same ideas, takes some time. Everyone has baggage from previous experiences, so they need to clear that out and reset.

WF: How do you keep people engaged and moving forward to make sure you're on track?

DRG: [Bato:] That's where my experience as a manager in complex engineering projects comes in. I've worked with large corporations in projects small and big, so I've implemented that experience. I create a combination of an agile methodology for software development and real-life situations. The basic idea of it is to fail fast. You need to test out an idea and fail fast so that you can learn from your mistakes and move forward.

Obviously, you cannot just keep on failing and failing and failing and failing. You need to learn from failure. There needs to be a combination of smart decision-making and allowing people to fail, because failing means that they are making decisions. If they never make a decision, you end up with nothing in the end, and then it's just a waste of time for everyone. What we do is biweekly meetings where we plan and create a solid plan for a deliverable product at the end of those two weeks.

If you don't know how to do that, it means you don't understand the problem thoroughly. You need to go back to the drawing board, break it down, and create again a smaller deliverable, but you can understand everything that you need to do to get that. Out of those two weeks, we learn a ton. For example, if we create a new troop, we have a new mechanic; we have a new mode. We try it out. We create a small team in the office. There's an artist, there's a 3D modeler, there's a programmer, there's a backend guy. They all sit at the same table for those two weeks. Plan it, test it, get it out in the hands of users, and then decide that this actually does work, so now we can create a bigger stable platform in which to build that. That's how we run the system.

WF: If I'm an investor, why should I invest in Dun Rite Games?

DRG: [Jake:]I can tell you that we are making something that nobody else is making. We are doing things at every level in this mobile platform that nobody is doing and nobody has done, from the creative part of it, the game modes, all the way through to the monetization strategies. The mobile segment is set to take over half the $137 billion gaming market this year for the first time. It's had ten years of double-digit growth since the iPhone was first introduced in 2007, and is projected to keep growing. I think we're an innovative company that is poised to be at the right place at the right time for a platform that is just exploding in popularity.

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RISKS

1 **Limited Operating History**

The Company is in the development and deployment stage, with limited operating history. It has limited revenues to date. There is no assurance that the Company will be able to record profits in the future. The Company is also faced with risks inherent in operating a new business. The risks inherent in operating a new business such as the Company's include: (i) difficulties and delays often encountered in developing, producing and commercializing new, complex technologies; (ii) developing the markets for the Company's products

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OTHER DISCLOSURES

Read the **Form C** filed with the SEC for other important disclosures, like financial statements, Directors, Officers, shareholders with more than 20% of voting rights, use of funds, and more.

THE FUNDING PORTAL

Dun Rite Games is conducting a Regulation Crowdfunding offering via **Wefunder Portal LLC**. CRD Number: #283503.

$100 min INVEST

Can I change my mind and get a refund?

How is Wefunder compensated?

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